Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter Ended March 31, 2016 Earnings
Houston, Texas — May 9, 2016 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial results for the quarter ended March 31, 2016 and provided an operational update.
Highlights include:

•	Produced over 50,000 barrels of oil equivalent per day (“Boepd”) for the sixth consecutive quarter, with production of 50,315 Boepd in the first quarter of 2016.

•
Completed and placed on production 15 gross (12.8 net) operated and 0.3 net non-operated wells in the first quarter of 2016. As of March 31, 2016, the Company had 83 gross operated wells waiting on completion.

•	Total capital expenditures (“CapEx”) were $88.0 million for the three months ended March 31, 2016, a 68% decrease from the first quarter of 2015 and a 3% sequential quarter decrease.

•	Reduced lease operating expenses (“LOE”) per barrel of oil equivalent (“Boe”) to $6.78, a 21% decrease from the first quarter of 2015 and a 1% sequential quarter decrease.

•
Adjusted EBITDA for the Company was $132.9 million in the first quarter of 2016. For a definition of Adjusted EBITDA and a reconciliation of net income (loss) and net cash provided by (used in) operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.

•	Increased Midstream Services (“OMS”) EBITDA by 10%, from $17.7 million in the fourth quarter of 2015 to $19.5 million in the first quarter of 2016.

“The Oasis team continues to deliver strong results as we enter 2016,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “We completed 15 gross operated wells during the quarter in the core of the Williston Basin and produced over 50,000 Boepd. We held operating costs basically flat, quarter over quarter, and we drove well costs down to $6.5 million with further improvements in efficiency and market price reductions. We see a path to an additional 5% to 10% reduction in well costs, and we continue to test completion designs that could further enhance recoveries. Our high intensity wells continue to perform in line with our increased type curves, both in and outside of our core acreage. We continue to expect to bring on wells in Wild Basin in the fall of 2016, as our OMS infrastructure build-out remains on schedule.”

Mr. Nusz added, “We were free cash flow positive again in the first quarter of 2016, our fourth in a row, including OMS CapEx of $35 million. This is a significant financial accomplishment supported by our operational execution. As we look forward, we remain focused on solid execution and continuing to improve our capital efficiency, while continuing to retain optionality around activity levels and all capital allocation alternatives.”

Operational and Financial Update
Select operational and financial statistics are in the following table:

	Quarter Ended:
	3/31/2016	12/31/2015	3/31/2015
Production data:
Oil (Bopd)	42,525	43,294	44,692
Natural gas (MMcfpd)	46,740	44,151	34,525
Total production (Boepd)	50,315	50,652	50,446
Percent Oil	85%	86%	89%
Average sales prices:
Oil, without derivative settlements (per Bbl)	$28.74	$37.77	$40.73
Differential to NYMEX West Texas Intermediate crude oil index prices (“WTI”) (per Bbl)	4.85	4.29	7.85
Oil, with derivative settlements (per Bbl)(1)(2)	47.68	57.60	67.89
Derivative settlements - net cash receipts (in millions)(2)	73.3	79.0	109.3
Natural gas (per Mcf)(3)	1.44	1.97	3.23
Revenues ($ in millions):
Oil	$111.2	$150.4	$163.8
Natural gas	6.1	8.0	10.0
OWS	6.0	17.0	2.7
OMS	7.0	6.6	3.8
Total revenues	$130.3	$182.0	$180.3
OWS and OMS operating expenses ($ in millions):
OWS	$2.7	$6.9	$1.1
OMS	1.7	1.7	0.9
Select operating expenses:
LOE ($ per Boe)	$6.78	$6.85	$8.62
MT&G ($ per Boe)(4)	1.60	1.57	1.60
DD&A ($ per Boe)	26.74	26.59	26.10
Exploration & production (“E&P”) general and administrative expenses (“G&A”) ($ per Boe)	4.61	4.70	4.91
Production taxes (% of oil and gas revenue)	9.2%	9.9%	9.6%

(1)	Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for and were not designated as hedging instruments for accounting purposes.

(2)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(3)	Natural gas prices include the value for natural gas and natural gas liquids.

(4)	Excludes non-cash valuation charges on pipeline imbalances and linefill.

The Company recorded a non-cash impairment loss of $3.6 million and $9.4 million in the first quarter of 2016 and fourth quarter of 2015, respectively, to adjust the carrying value of its properties held for sale to their estimated fair value less costs to sell.
G&A totaled $24.4 million in the first quarter of 2016, $23.3 million in the first quarter of 2015 and $25.3 million in the fourth quarter of 2015. Amortization of stock-based compensation, which is included in G&A, was $6.7 million, or $1.47 per Boe, in the first quarter of 2016 as compared to $7.6 million, or $1.68 per Boe, in the first quarter of 2015 and $5.6 million, or $1.21 per Boe, in the fourth quarter of 2015. G&A for the Company’s E&P segment totaled $21.1 million in the first quarter of 2016, $22.3 million in the first quarter of 2015 and $21.9 million in the fourth quarter of 2015.
Interest expense was $38.7 million for the first quarter of 2016 compared to $38.8 million for the first quarter of 2015 and $36.9 million for the fourth quarter of 2015. Capitalized interest totaled $4.5 million for the first quarter of 2016, $3.9 million for the first quarter of 2015 and $4.8 million for the fourth quarter of 2015. Cash interest, calculated as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs included in interest expense, totaled $39.3 million for the first quarter of 2016, $41.1 million for the first quarter of 2015 and $40.0 million for the fourth quarter of 2015.

For the three months ended March 31, 2016, the Company recorded an income tax benefit of $27.6 million, resulting in a 30.0% effective tax rate as a percentage of its pre-tax loss for the quarter. The Company recorded an income tax expense of $1.7 million, resulting in a 30.1% effective tax rate as a percentage of its pre-tax income for the three months ended December 31, 2015.
Adjusted EBITDA for the first quarter of 2016 was $132.9 million. For a definition of Adjusted EBITDA and a reconciliation of net income (loss) and net cash provided by (used in) operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.
For the first quarter of 2016, the Company reported a net loss of $64.5 million, or $0.40 per diluted share, as compared to a net loss of $18.0 million, or $0.17 per diluted share, for the first quarter of 2015. Excluding certain non-cash and non-recurring items and their tax effect, Adjusted Net Loss (non-GAAP) was $29.0 million, or $0.18 per diluted share, in the first quarter of 2016, compared to Adjusted Net Income of $24.8 million, or $0.23 per diluted share, in the first quarter of 2015. For a definition of Adjusted Net Income (Loss) and a reconciliation of net income to Adjusted Net Income (Loss), see “Non-GAAP Financial Measures” below.
Capital Expenditures
The following table depicts the Company’s total CapEx by category:

1Q 2016
CapEx ($ in thousands):
E&P	$47,734
OMS	35,039
OWS	650
Other(1)	4,532
Total CapEx(2)	$87,955

(1)	Other CapEx includes such items as administrative capital and capitalized interest.

(2)
CapEx reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis.

Liquidity
In March 2016, the Company repurchased an aggregate principal amount of $29.8 million of its outstanding senior unsecured notes for an aggregate cost of $22.3 million, including accrued interest and fees. For the three months ended March 31, 2016, the Company recognized a pre-tax gain of $7.0 million related to these repurchases, which was net of the $0.5 million write-off of unamortized deferred financing costs.
As of March 31, 2016, Oasis had total cash and cash equivalents of $19.4 million. In addition, Oasis had $65.0 million of borrowings and $14.2 million of outstanding letters of credit issued under its revolving credit facility, resulting in an unused borrowing base capacity of $1,070.8 million as of March 31, 2016.

Hedging Activity
As of May 9, 2016, the Company had the following outstanding commodity derivative contracts, all of which are priced off of WTI and settle monthly:

	Weighted Average Prices ($/Bbl)
Type	Sub-Floor	Floor	Ceiling	BOPD
2016 Swaps
First Half (April - June)		$52.08	$52.08	33,000
Second Half (July - Dec)		$49.15	$49.15	32,000
2017 Swaps
Full Year Swaps		$47.68	$47.68	10,000
First Half (Jan - June)		$45.00	$45.00	2,000
2017 Collars
Full Year Two-way Collars		$40.00	$47.58	2,000
Full Year Three-way Collars	$30.00	$45.00	$55.15	1,000
The March 2016 contracts settled at $14.2 million and will be included in the Company’s second quarter 2016 derivative settlements.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Tuesday, May 10, 2016
Time:	10:00 a.m. Central Time
Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	5832849
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Tuesday, May 17, 2016 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10084066
The conference call will also be available for replay at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Taylor Mason, (281) 404-9600
Manager – Investor Relations

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheet
(Unaudited)

	March 31, 2016	December 31, 2015
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$19,397	$9,730
Accounts receivable — oil and gas revenues	92,684	96,495
Accounts receivable — joint interest and other	104,512	100,914
Inventory	10,723	11,072
Prepaid expenses	7,411	7,328
Derivative instruments	91,590	139,697
Other current assets	46	50
Total current assets	326,363	365,286
Property, plant and equipment
Oil and gas properties (successful efforts method)	6,327,027	6,284,401
Other property and equipment	477,343	443,265
Less: accumulated depreciation, depletion, amortization and impairment	(1,627,201)	(1,509,424)
Total property, plant and equipment, net	5,177,169	5,218,242
Assets held for sale	25,845	26,728
Derivative instruments	7,521	15,776
Other assets	23,370	23,343
Total assets	$5,560,268	$5,649,375
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,101	$9,983
Revenues and production taxes payable	115,412	132,356
Accrued liabilities	126,765	167,669
Accrued interest payable	24,277	49,413
Derivative instruments	1,018	—
Advances from joint interest partners	4,390	4,647
Other current liabilities	500	6,500
Total current liabilities	282,463	370,568
Long-term debt	2,201,938	2,302,584
Deferred income taxes	580,526	608,155
Asset retirement obligations	36,088	35,338
Liabilities held for sale	10,155	10,228
Derivative instruments	1,558	—
Other liabilities	3,091	3,160
Total liabilities	3,115,819	3,330,033
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 300,000,000 shares authorized; 181,298,001 shares issued and 180,582,855 shares outstanding at March 31, 2016 and 139,583,990 shares issued and 139,076,064 shares outstanding at December 31, 2015	1,774	1,376
Treasury stock, at cost: 715,146 and 507,926 shares at March 31, 2016 and December 31, 2015, respectively	(14,652)	(13,620)
Additional paid-in capital	1,687,261	1,497,065
Retained earnings	770,066	834,521
Total stockholders’ equity	2,444,449	2,319,342
Total liabilities and stockholders’ equity	$5,560,268	$5,649,375

Oasis Petroleum Inc.
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$117,315	$173,859
Well services and midstream revenues	12,968	6,528
Total revenues	130,283	180,387
Operating expenses
Lease operating expenses	31,064	39,125
Well services and midstream operating expenses	4,389	1,952
Marketing, transportation and gathering expenses	8,552	7,278
Production taxes	10,753	16,621
Depreciation, depletion and amortization	122,449	118,478
Exploration expenses	363	843
Rig termination	—	1,080
Impairment	3,562	5,321
General and administrative expenses	24,366	23,324
Total operating expenses	205,498	214,022
Operating loss	(75,215)	(33,635)
Other income (expense)
Net gain on derivative instruments	14,375	47,072
Interest expense, net of capitalized interest	(38,739)	(38,784)
Gain on extinguishment of debt	7,016	—
Other income (expense)	479	(70)
Total other income (expense)	(16,869)	8,218
Loss before income taxes	(92,084)	(25,417)
Income tax benefit	27,629	7,376
Net loss	$(64,455)	$(18,041)
Loss per share:
Basic	$(0.40)	$(0.17)
Diluted	(0.40)	(0.17)
Weighted average shares outstanding:
Basic	162,922	109,303
Diluted	162,922	109,303

Oasis Petroleum Inc.
Selected Financial and Operational Statistics
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating results (in thousands):
Revenues
Oil	$111,206	$163,813
Natural gas	6,109	10,046
Well services and midstream	12,968	6,528
Total revenues	$130,283	$180,387
Production data:
Oil (MBbls)	3,870	4,022
Natural gas (MMcf)	4,253	3,107
Oil equivalents (MBoe)	4,579	4,540
Average daily production (Boe/d)	50,315	50,446
Average sales prices:
Oil, without derivative settlements (per Bbl)	$28.74	$40.73
Oil, with derivative settlements (per Bbl)(1)	47.68	67.89
Natural gas (per Mcf)(2)	1.44	3.23
Costs and expenses (per Boe of production):
Lease operating expenses	$6.78	$8.62
Marketing, transportation and gathering expenses(3)	1.60	1.60
Production taxes	2.35	3.66
Depreciation, depletion and amortization	26.74	26.10
General and administrative expenses (“G&A”)	5.32	5.14
Exploration and production G&A	4.61	4.91

(1)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for and were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	Natural gas prices include the value for natural gas and natural gas liquids.

(3)	Excludes non-cash valuation charges on pipeline imbalances.

Oasis Petroleum Inc.
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net loss	$(64,455)	$(18,041)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	122,449	118,478
Gain on extinguishment of debt	(7,016)	—
Impairment	3,562	5,321
Deferred income taxes	(27,629)	(7,376)
Derivative instruments	(14,375)	(47,072)
Stock-based compensation expenses	6,730	7,606
Deferred financing costs amortization and other	5,066	1,655
Working capital and other changes:
Change in accounts receivable	(995)	63,313
Change in inventory	349	(602)
Change in prepaid expenses	241	1,892
Change in other current assets	4	5,539
Change in other assets	77	—
Change in accounts payable, interest payable and accrued liabilities	(64,056)	(42,341)
Change in other current liabilities	(6,000)	—
Change in other liabilities	(3)	(11)
Net cash provided by (used in) operating activities	(46,051)	88,361
Cash flows from investing activities:
Capital expenditures	(103,411)	(359,113)
Derivative settlements	73,313	109,259
Advances from joint interest partners	(257)	(828)
Net cash used in investing activities	(30,355)	(250,682)
Cash flows from financing activities:
Repurchase of senior unsecured notes	(22,308)	—
Proceeds from revolving credit facility	214,000	145,000
Principal payments on revolving credit facility	(287,000)	(480,000)
Deferred financing costs	(751)	—
Proceeds from sale of common stock	183,164	463,218
Purchases of treasury stock	(1,032)	(1,520)
Net cash provided by financing activities	86,073	126,698
Increase (decrease) in cash and cash equivalents	9,667	(35,623)
Cash and cash equivalents:
Beginning of period	9,730	45,811
End of period	$19,397	$10,188
Supplemental non-cash transactions:
Change in accrued capital expenditures	$(19,230)	$(90,189)
Change in asset retirement obligations	1,212	1,413

Non-GAAP Financial Measures
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. Adjusted EBITDA is not a measure of net income (loss) or cash flows as determined by United States generally accepted accounting principles, or GAAP.
The following table presents reconciliations of the GAAP financial measures of net income (loss) and net cash provided by (used in) operating activities to the non-GAAP financial measure of Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Net loss	$(64,455)	$(18,041)
Gain of extinguishment of debt	(7,016)	—
Net gain on derivative instruments	(14,375)	(47,072)
Derivative settlements(1)	73,313	109,259
Interest expense, net of capitalized interest	38,739	38,784
Depreciation, depletion and amortization	122,449	118,478
Impairment	3,562	5,321
Rig termination	—	1,080
Exploration expenses	363	843
Stock-based compensation expenses	6,730	7,606
Income tax benefit	(27,629)	(7,376)
Other non-cash adjustments	1,207	(4)
Adjusted EBITDA	$132,888	$208,878

Net cash provided by (used in) operating activities	$(46,051)	$88,361
Derivative settlements(1)	73,313	109,259
Interest expense, net of capitalized interest	38,739	38,784
Rig termination	—	1,080
Exploration expenses	363	843
Deferred financing costs amortization and other	(5,066)	(1,655)
Changes in working capital	70,383	(27,790)
Other non-cash adjustments	1,207	(4)
Adjusted EBITDA	$132,888	$208,878

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes to the non-GAAP financial measure of Adjusted EBITDA for the Company’s three reportable business segments on a gross basis for the periods presented:

Exploration and Production
	Three Months Ended March 31,
	2016	2015
	(In thousands)
Loss before income taxes	$(105,764)	$(34,008)
Gain of extinguishment of debt	(7,016)	—
Net gain on derivative instruments	(14,375)	(47,072)
Derivative settlements (1)	73,313	109,259
Interest expense, net of capitalized interest	38,739	38,784
Depreciation, depletion and amortization	120,842	117,540
Impairment	1,131	5,321
Rig termination	—	1,080
Exploration expenses	363	843
Stock-based compensation expenses	6,547	7,542
Other non-cash adjustments	1,207	(4)
Adjusted EBITDA	$114,987	$199,285

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

Well Services
	Three Months Ended March 31,
	2016	2015
	(In thousands)
Income before income taxes	$4,011	$9,608
Depreciation, depletion and amortization	4,248	4,518
Stock-based compensation expenses	664	543
Adjusted EBITDA	$8,923	$14,669

Midstream Services
	Three Months Ended March 31,
	2016	2015
	(In thousands)
Income before income taxes	$15,157	$9,289
Depreciation, depletion and amortization	1,684	1,186
Impairment	2,431	—
Stock-based compensation expenses	219	204
Adjusted EBITDA	$19,491	$10,679

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) as net income (loss) after adjusting first for (1) the impact of certain non-cash and non-recurring items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash and non-recurring charges, and then (2) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Per Share as Adjusted Net Income (Loss) divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) to the non-GAAP financial measure of Adjusted Net Income (Loss) and the GAAP financial measure of diluted earnings (loss) per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Per Share for the periods presented:

	Three Months Ended March 31,
	2016	2015
	(In thousands, except per share data)
Net loss	$(64,455)	$(18,041)
Gain on extinguishment of debt	(7,016)	—
Net gain on derivative instruments	(14,375)	(47,072)
Derivative settlements(1)	73,313	109,259
Impairment	3,562	5,321
Rig termination	—	1,080
Other non-cash adjustments	1,207	(4)
Tax impact(2)	(21,191)	(25,719)
Adjusted Net Income (Loss)	$(28,955)	$24,824

Diluted loss per share	$(0.40)	$(0.17)
Gain on extinguishment of debt	(0.04)	—
Net gain on derivative instruments	(0.09)	(0.43)
Derivative settlements(1)	0.45	1.00
Impairment	0.02	0.05
Rig termination	—	0.01
Other non-cash adjustments	0.01	—
Tax impact(2)	(0.13)	(0.23)
Adjusted Diluted Earnings (Loss) Per Share	$(0.18)	$0.23

Diluted weighted average shares outstanding	162,922	109,303

Effective tax rate applicable to adjustment items	37.4%	37.5%

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.